UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 27, 2019

MIRAGE ENERGY CORPORATION
(Exact Name of registrant as specified in its Charter)

Nevada	000-55690	33-1231170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Isom Rd., Ste. 306 San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 858-397

(Registrant’s telephone number, including area code)

_________________________________________________

 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

Item 7.01 Regulation FD Disclosure

On March 26, 2019, the Company issued a Press Release discussing a Memorandum of Understanding executed on March 14, 2019.

The Company has entered into this proposed binding memorandum of understanding (“MOU”) for the funding of its planned Concho/Progresso Pipeline and Natural Gas Storage facility connecting Texas to Mexico’s national pipeline grid, SISTRANGAS (the “Project”).

The proposed binding MOU is with Organization Mondiale De development, a company registered in France (“OMD”). It is the Company’s belief that the MOU will not become binding until OMD’s “good will deposit” of $15,000,000 is paid to the Company, on or before April 14, 2019. To date, the good will deposit has not been paid or received by the Company.

The MOU sets out the terms of the proposed funding and participation in the Project. Under the MOU, Mirage proposes to sell 100% of its participation interest in the “Project” to OMD in exchange for its promise to fund the Project’s estimated $1,200,000,000 cost. OMD will offer Mirage a Five (5.0%) carried equity participation interest which will be characterized as Mirage’s put option interest in the Project. At the time, Mirage would exercise this put option, OMD would pay Mirage the sum of $16,000,000. The proposed Project funding would include eight tranches of $150,000,000 USD each payable at 30-day intervals commencing on, or about April 15, 2019. The closing of the proposed transaction is subject to the execution of definitive documents. In the event the transaction fails to close due to Mirage’s fault, Mirage will be required to refund the good will deposit. In the event the transaction fails to close due to OMD, Mirage will be entitled keep a portion of the deposit, not to exceed $10,000,000.

The project is designed to bring natural gas from the Banquete/Agua Dulce area to Station 19 and Los Ramones interconnection points on SISTRANGAS in Mexico coupled with access to the planned Brazil Field Natural Gas Storage Facility.

Mirage, through its wholly owned subsidiaries, continues with the Project’s development including, but not limited to, the proposed filing of permits on, or about the April 1, 2019 with a view toward receiving required United States and Mexico permits and authorizations in 3Q 2019. The company has completed the necessary engineering and design of the pipeline and the natural gas storage field. The alignment for pipeline has also been substantially completed and are in the process of securing rights of way.

A copy of the Press Release is attached as Exhibit 99.1.

A copy of the Memorandum of Understanding (“MOU”) is attached as Exhibit 99.2. Explanatory note: The MOU on page 2 contains a recital which states that Mirage has invested a total of $16 Million Dollars for the Project. This statement is qualified to include Mirage and its predecessors in interest and others, collectively, have approximately expended this sum in the general advancement of the project.

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Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as will be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 will not be deemed an admission of materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s 10-K for the year ending July 31, 2018 filed with the Securities and Exchange Commission.

This Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “proposes”, “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our actual results, as may be implied by these forward-looking statements. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirage Energy Corporation

Dated: March 27, 2019	/s/ Michael R. Ward
By: Michael R. Ward
Title: President, CEO

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